SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) is December 4, 2006
ENERGY WEST, INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

MONTANA	0-14183	81-0141785

(State or other jurisdiction of incorporation or jurisdiction)	(Commission File Number)	(IRS Employer Identification Number)

1 First Avenue South, Great Falls, Montana	59401

(Address of principal executive office)	(Zip Code)
Registrant’s telephone number, including area code: (406) 791-7500
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-10.1

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     Effective as of November 27, 2006, the Company and its lender, LaSalle Bank, executed an extension and amendment to the Amended and Restated Credit Agreement dated as of March 31, 2004 (the “Credit Agreement”). The Reaffirmation and Sixth Amendment to Amended and Restated Credit Agreement, dated as of November 27, 2006, between the Company and LaSalle Bank (the “Sixth Amendment”) was approved by the Company’s Board of Directors on December 4, 2006. The Sixth Amendment provides for (i) an extension of the revolving facility under the Credit Agreement until November 26, 2007; (ii) a reduction of interest rates applicable to the term loan under the Credit Agreement; and (iii) an increase in the commitment amount of the revolving facility under the Credit Agreement from $15 million to $20 million.
     The foregoing description of the Sixth Amendment and the Credit Agreement is qualified in its entirety by reference to (i) the Sixth Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference, (ii) the Credit Agreement in its entirety, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 1, 2004, and (iii) all subsequent amendments to the Credit Agreement, as such have been filed from time to time with the Securities and Exchange Commission.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired
     Not applicable.
(b) Pro Forma Financial Information
     Not applicable.
(c) Exhibits.

Exhibit No.	Item

10.1	Reaffirmation and Sixth Amendment to Amended and Restated Credit Agreement, dated as of November 27, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY WEST, INCORPORATED

Dated: December 7, 2006	By: /s/ David A. Cerotzke

David A. Cerotzke
Chief Executive Officer